Exhibit 10.44

FOURTH AMENDMENT TO CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement is dated this 30th day of June, 2005, by and among Respironics, Inc., a Delaware corporation (the “Borrower”), each of the Guarantors (as defined in the Credit Agreement (as hereinafter defined)), the Banks (as defined in the Credit Agreement), PNC Bank, National Association, in its capacity as agent for the Banks (hereinafter referred to in such capacity as the “Agent”), and Citizens Bank of Pennsylvania and Fleet National Bank, a Bank of America company, in their capacity as documentation agents for the Banks (hereinafter collectively referred to as the “Documentation Agents”) (“Fourth Amendment”).

WITNESSETH:

WHEREAS, the Borrower, the Guarantors, the Banks, the Agent and the Documentation Agents entered into that certain Credit Agreement, dated August 19, 2002, as amended by that certain (i) First Amendment to Credit Agreement, dated as of June 1, 2003, by and among the Borrower, the Guarantors, the Banks, the Agent and the Documentation Agents, (ii) Second Amendment to Credit Agreement, dated as of April 23, 2004, by and among the Borrower, the Guarantors, the Banks, the Agent and the Documentation Agents, and (iii) Third Amendment to Credit Agreement, dated September 3, 2004, by and among the Borrower, the Guarantors, the Banks, the Agent and the Documentation Agents (as amended, the “Credit Agreement”), pursuant to which, among other things, the Banks agreed to provide to the Borrower a revolving credit facility in an aggregate principal amount of One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00); and

WHEREAS, the Borrower and the Guarantors desire to amend certain provisions of the Credit Agreement and the Banks, the Agent and the Documentation Agents shall permit such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. All capitalized terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise.

2. Section 7.2.3 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

7.2.3. Guaranties.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for (a) Guaranties of Indebtedness permitted pursuant to Section 7.2.1, and (b) Guaranties by the Borrower of the obligations of any of the Borrower’s Subsidiaries under an operating lease entered into by such Subsidiary.

3. The provisions of Section 2 of this Fourth Amendment shall not become effective until the Agent has received the following items, each in form and substance acceptable to the Agent and its counsel:

(a) this Fourth Amendment, duly executed by each of the Loan Parties and each of the Required Banks; and

(b) such other documents as may be reasonably requested by the Agent.

4. Each Loan Party hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Credit Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement.

5. Each Loan Party acknowledges and agrees that each and every document, instrument or agreement, which at any time has secured the Obligations including, without limitation, the Guaranty Agreements, hereby continues to secure the Obligations.

6. Each Loan Party hereby represents and warrants to the Banks and the Agent that (i) such Loan Party has the legal power and authority to execute and deliver this Fourth Amendment, (ii) the officers of such Loan Party executing this Fourth Amendment have been duly authorized to execute and deliver the same and bind such Loan Party with respect to the provisions hereof, (iii) the execution and delivery hereof by such Loan Party and the performance and observance by such Loan Party of the provisions hereof and of the Credit Agreement and all documents executed or to be executed therewith, do not violate or conflict with the organizational agreements of such Loan Party or any Law applicable to such Loan Party or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Loan Party, and (iv) this Fourth Amendment, the Credit Agreement and the documents executed or to be executed by such Loan Party in connection herewith or therewith constitute valid and binding obligations of such Loan Party in every respect, enforceable in accordance with their respective terms.

7. Each Loan Party represents and warrants that (i) no Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this Fourth Amendment or the performance or observance of any provision hereof, (ii) the schedules attached to and made a part of the Credit Agreement, as updated and provided to the Agent on a quarterly basis, are true and correct in all material respects as of the date hereof, and (iii) it presently has no known claims or actions of any kind at Law or in equity against the Banks or the Agent arising out of or in any way relating to the Loan Documents.

8. Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

9. The agreements contained in this Fourth Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the Loan Documents shall remain in full force and effect. This Fourth Amendment amends the Credit Agreement and is not a novation thereof.

10. This Fourth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.

11. This Fourth Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of law thereof. Each Loan Party hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this Fourth Amendment.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Fourth Amendment to be duly executed by their duly authorized officers on the day and year first above written.

Respironics, Inc., a Delaware corporation Respironics International, Inc., a Delaware corporation
Swiftmed Corp., a Georgia corporation Respironics Colorado, Inc., a Colorado corporation Respironics International Global Enterprises, Inc., a Delaware corp.
Respironics California, Inc., a Delaware corporation Respironics New Jersey, Inc., a Delaware corporation
Fiberoptic Medical Products, Inc., a Pennsylvania corporation
Respironics Novametrix, LLC, a Delaware limited liability company
Children’s Medical Ventures, LLC, a Delaware limited liability co.

RI Finance, Inc., a Delaware corporation

RI Licensing, Inc., a Delaware corporation

Respironics Overseas, Inc., a Delaware corporation

Benner & Associates, Inc., a Florida corporation

Mini-Mitter Company, Inc., an Oregon corporation

Respironics Profile, Inc., a Delaware corporation

WITNESS:

/s/ EILEEN R. SISCA	By:	/s/ DANIEL J. BEVEVINO
Eileen R. Sisca		Daniel J. Bevevino, Vice President and Chief Financial Officer of Respironics, Inc., Vice President of Respironics International, Inc., Vice President of Swiftmed Corp., Treasurer of Respironics Colorado, Inc., Vice President of Respironics International Global Enterprises, Inc., Vice President of Respironics California, Inc., Vice President of Respironics New Jersey, Inc., Vice President of Fiberoptic Medical Products, Inc., Treasurer of Respironics Novametrix, LLC, Vice President of Children’s Medical Ventures, LLC, President of RI Finance, Inc., President of RI Licensing, Inc., Vice President of Respironics Overseas, Inc., Vice President of Benner & Associates, Inc., Vice President of Mini-Mitter Company, Inc. and Vice President of Respironics Profile, Inc.

WITNESS:	RI Trading, LLC, a Delaware limited liability company

/s/ EILEEN R. SISCA	By:	/s/ STEVEN P. FULTON
Eileen R. Sisca		Steven P. Fulton, Executive Vice President & Secretary

PNC Bank, National Association, individually as a Bank and as Agent

By:	/s/ THOMAS A. MAJESKI
Name:	Thomas A. Majeski
Title:	Vice President

Citizens Bank of Pennsylvania, individually as a Bank and as Documentation Agent

By:	/s/ DWAYNE R. FINNEY
Name:	Dwayne R. Finney
Title:	Senior Vice President

Fleet National Bank, a Bank of America company, individually as a Bank and as Documentation Agent

By:	/s/ KENNETH G. WOOD
Name:	Kenneth G. Wood
Title:	Senior Vice President

Fifth Third Bank

By:	/s/ JIM JANOVSKY
Name:	Jim Janovsky
Title:	Vice President

National City Bank of Pennsylvania

By:	/s/ SUSAN J. DIMMICK
Name:	Susan J. Dimmick
Title:	Vice President

Key Bank National Association

By:	/s/ CHRIS SWINDELL
Name:	Chris Swindell
Title:	Senior Vice President

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